Exhibit 99.1

NEWS RELEASE

Visteon Announces Second Quarter 2024 Results

VAN BUREN TOWNSHIP, Mich., July 25, 2024 — Visteon Corporation (NASDAQ: VC) today reported second quarter financial results. Highlights include:

•Sales of $1,014 million with Growth-over-Market of 9%1
•Net income of $71 million
•Record Adjusted EBITDA of $136 million
•Launched 41 new products across 17 OEMs in the first half
•Won $3.1 billion in new business in the first half
•Net cash of $181 million at quarter end

Visteon reported net sales of $1,014 million compared to $983 million in the second quarter of the prior year. The increase in net sales was primarily due to strong performance of digital cockpit and electrification products, partially offset by lower customer production, and lower customer recoveries resulting from improved semiconductor supply. Visteon’s sales outperformed customer vehicle production volumes by 9%.

Gross margin in the second quarter was $147 million, and net income attributable to Visteon was $71 million or $2.54 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was a record $136 million in the second quarter, an increase of $46 million compared to the prior year. The increase in adjusted EBITDA reflects the favorable impact of higher volumes and strong operational performance, lower engineering and SG&A costs, and the non-recurrence of a $15 million recall charge in the prior year. Adjusted EBITDA margin was 13.4% of sales, an increase of 420 basis points compared to the prior year.

For the first six months, cash from operations was $126 million, capital expenditures were $68 million and adjusted free cash flow, a non-GAAP measure defined below, was $62 million. The company ended the second quarter with cash of $508 million and debt of $327 million. Our strong balance sheet, with a net cash position of $181 million, will allow us to balance organic investments, selective M&A, and capital returns to shareholders.

Visteon's products launched on 41 vehicle models, diversified across 17 different OEMs, in the first half of the year. A key second quarter launch included a digital cluster for the Toyota Camry in the North American and Japanese markets. We also launched a center information display for the Mazda MX-30 crossover and a digital cluster for the Porsche Macan SUV. Our momentum in Rest of Asia continues, with launches across various Asian customers in key markets in the region.

The company won $3.1 billion of new business in the first half of the year, including nearly $1.8 billion of display wins. Visteon continues to successfully diversify its customer base, with over $1.8 billion of wins with Rest of Asia OEMs in the first half. Second quarter wins included several significant display wins, including a large, curved OLED display for a luxury vehicle platform for a Japanese OEM and a dual display for a SUV for another Japanese OEM. Visteon also won an audio infotainment and dual display system for a SUV with an Indian OEM.

“Visteon delivered robust sales in the second quarter, driven by strong demand for our powertrain agnostic digital cockpit products and ramp up of electrification products. Margins improved due to our continued
1 Excludes Y/Y impact of currency fluctuations

focus on operational and commercial discipline,” said President and CEO Sachin Lawande. “We continue to navigate near-term industry challenges, while positioning the company for mid-term growth through strong new business wins and continued launch execution."

In light of the reduction of customer vehicle production in the second half and ongoing market dynamics in China, Visteon is updating its full-year 2024 guidance and anticipates sales in the range of $3.85 – $3.95 billion, adjusted EBITDA in the range of $455 – $475 million, and maintaining adjusted free cash flow in the range of $155 – $185 million.

About Visteon

Visteon is advancing mobility through innovative technology solutions that enable a software-defined and electric future. With next-generation digital cockpit and electrification products, Visteon leverages the strength and agility of its global network with a local footprint to deliver a cleaner, safer and more connected vehicle experience. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries worldwide, recorded approximately $3.95 billion in annual sales and booked $7.2 billion of new business in 2023. Learn more at investors.visteon.com/.

Conference Call and Presentation
Today, Thursday, July 25, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

__
Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2024, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com

Investors:
Investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net sales	$1,014	$983	$1,947	$1,950
Cost of sales	(867)	(879)	(1,681)	(1,736)
Gross margin	147	104	266	214
Selling, general and administrative expenses	(49)	(52)	(101)	(104)
Restructuring, net	(1)	(1)	(3)	(2)
Interest expense, net	—	(3)	—	(6)
Equity in net income (loss) of non-consolidated affiliates	—	(2)	(4)	(7)
Other income (expense), net	3	(10)	5	(7)
Income (loss) before income taxes	100	36	163	88
Provision for income taxes	(25)	(13)	(44)	(27)
Net income (loss)	75	23	119	61
Less: Net (income) loss attributable to non-controlling interests	(4)	(3)	(6)	(7)
Net income (loss) attributable to Visteon Corporation	$71	$20	$113	$54

Comprehensive income (loss)	$55	$3	$84	$56
Less: Comprehensive (income) loss attributable to non-controlling interests	(2)	1	(3)	(2)
Comprehensive income (loss) attributable to Visteon Corporation	$53	$4	$81	$54

Basic earnings (loss) per share attributable to Visteon Corporation	$2.57	$0.71	$4.09	$1.91

Diluted earnings (loss) per share attributable to Visteon Corporation	$2.54	$0.70	$4.05	$1.88

Average shares outstanding (in millions)
Basic	27.6	28.3	27.6	28.3
Diluted	27.9	28.7	27.9	28.7

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30,	December 31,
	2024	2023
ASSETS
Cash and equivalents	$505	$515
Restricted cash	3	3
Accounts receivable, net	695	666
Inventories, net	311	298
Other current assets	127	134
Total current assets	1,641	1,616

Property and equipment, net	416	418
Intangible assets, net	84	90
Right-of-use assets	111	109
Investments in non-consolidated affiliates	25	35
Deferred tax assets	371	384
Other non-current assets	83	75
Total assets	$2,731	$2,727

LIABILITIES AND EQUITY
Short-term debt	$18	$18
Accounts payable	529	551
Accrued employee liabilities	81	99
Current lease liability	31	30
Other current liabilities	228	233
Total current liabilities	887	931

Long-term debt, net	309	318
Employee benefits	149	160
Non-current lease liability	83	79
Deferred tax liabilities	34	31
Other non-current liabilities	71	85

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,360	1,356
Retained earnings	2,387	2,274
Accumulated other comprehensive loss	(286)	(254)
Treasury stock	(2,349)	(2,339)
Total Visteon Corporation stockholders’ equity	1,113	1,038
Non-controlling interests	85	85
Total equity	1,198	1,123
Total liabilities and equity	$2,731	$2,727

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
OPERATING
Net income (loss)	$75	$23	$119	$61
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	24	26	46	55
Non-cash stock-based compensation	11	9	21	17
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	—	2	4	7
Other non-cash items	4	(2)	7	(4)
Changes in assets and liabilities:
Accounts receivable	(52)	6	(49)	(7)
Inventories	28	22	(23)	17
Accounts payable	(29)	(30)	8	(89)
Other assets and other liabilities	(4)	5	(7)	(15)
Net cash provided from (used by) operating activities	57	61	126	42
INVESTING
Capital expenditures, including intangibles	(31)	(30)	(68)	(51)
Loan provided to non-consolidated affiliate	(5)	—	(5)	—
Other	1	1	1	2
Net cash used by investing activities	(35)	(29)	(72)	(49)
FINANCING
Dividends to non-controlling interests	—	(7)	—	(15)
Short-term debt, net	—	—	—	3
Repurchase of common stock	—	(30)	(20)	(30)
Stock based compensation tax withholding payments	—	(15)	(7)	(15)
Proceeds from the exercise of stock options	—	4	—	4
Principal repayment of term debt facility	(5)	(4)	(9)	(4)
Net cash used by financing activities	(5)	(52)	(36)	(57)
Effect of exchange rate changes on cash	(16)	(8)	(28)	—
Net decrease in cash, equivalents, and restricted cash	1	(28)	(10)	(64)
Cash, equivalents, and restricted cash at beginning of the period	507	487	518	523
Cash, equivalents, and restricted cash at end of the period	$508	$459	$508	$459

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, provision for (benefit from) income taxes, non-cash stock-based compensation expense, net interest expense, net income attributable to non-controlling interests, net restructuring expense, equity in net (income)/loss of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2024	2023	2024	2023	2024
Net income attributable to Visteon Corporation	$71	$20	$113	$54	210
Depreciation and amortization	24	26	46	55	100
Provision for income taxes	25	13	44	27	80
Non-cash, stock-based compensation expense	11	9	21	17	45
Restructuring, net	1	1	3	2	5
Interest expense, net	—	3	—	6	—
Net income attributable to non-controlling interests	4	3	6	7	15
Equity in net loss (income) of non-consolidated affiliates	—	2	4	7	5
Other	—	13	1	14	5
Adjusted EBITDA	$136	$90	$238	$189	$465 [2]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2024	2023	2024	2023	2024
Cash provided from (used by) operating activities	$57	$61	$126	$42	305
Capital expenditures, including intangibles	(31)	(30)	(68)	(51)	(145)
Free cash flow	$26	$31	$58	$(9)	$160
Restructuring related payments	2	1	4	4	10
Adjusted free cash flow	$28	$32	$62	$(5)	$170 [3]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income attributable to Visteon	$71	$20	$113	$54

Diluted earnings per share:
Net income attributable to Visteon	$71	$20	$113	$54
Average shares outstanding, diluted	27.9	28.7	27.9	28.7
Diluted earnings per share	$2.54	$0.70	$4.05	$1.88

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$71	$20	$113	$54
Restructuring, net	1	1	3	2
Other	—	13	1	14
Tax impacts of adjustments	(1)	—	(1)	—
Adjusted net income	$71	$34	$116	$70
Average shares outstanding, diluted	27.9	28.7	27.9	28.7
Adjusted earnings per share	$2.54	$1.18	$4.16	$2.44

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.